UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549 FORM 8-K CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2017

Associated Banc-Corp
(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39-1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 Main Street, Green Bay, Wisconsin	54301
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	920-491-7500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.06.  Material Impairments

On December 20, 2017, the United States Senate and House of Representatives passed the Tax Cuts and Jobs Act (the “Act”) of 2017, and it is anticipated that President Trump will sign the Act into law on or before January 3, 2018.  Based on its analysis of the Act in its current form, Associated Banc-Corp (the “Company”) has reached a preliminary conclusion that it expects to record a valuation allowance with respect to its deferred tax assets in the quarterly period in which the Act becomes law. While the exact amount of the valuation allowance is uncertain at this time, the Company currently estimates the amount will be in the range of $14 million to $16 million.  The anticipated valuation allowance, and the amount of any such valuation allowance, will be contingent upon the final passage and content of the Act. Company will provide further information about the potential valuation allowance as and to the extent required under applicable law.

Item 8.01.  Other Events

In connection with and contingent upon the anticipated final passage of the Act, on December 21, 2017, the Company announced that it expects to pay a one-time cash bonus payment of $500 to all hourly, non-commissioned employees of the Company.  The Company expects that the one-time bonus payments will be distributed during the first pay cycle of 2018.  The Company anticipates that the cost of the one-time bonus payments will be approximately $1 million, and is expected to be recorded in the fourth quarter of 2017.

Also on December 21, 2017, the Company announced its intention to raise the minimum hourly wage it pays to certain employees from $10 per hour to $15 per hour.  The anticipated wage increase, which is contingent upon the final passage of the Act, would be effective in January 2018.  The Company anticipates that the impact of the wage increase on its compensation expense run rate will be approximately $2 million in 2018 (including the expected impact of the Bank Mutual acquisition).

Forward-Looking Statements

Statements made in this Current Report on Form 8-K which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.  This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties.  Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include changes to the Company’s anticipated timing of the final passage of the Act, changes to the Company’s anticipated provisions of the final Act and their effect on the Company, and those identified in the company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
(Registrant)

Date: December 22, 2017	By: /s/ Randall J. Erickson
Randall J. Erickson
Executive Vice President, General Counsel,
Corporate Secretary and Chief Risk Officer

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